Exhibit 10.04

Recorded at                      o’clock          M.,

Reception No.                                                   Recorder.

SPECIAL WARRANTY DEED

THIS DEED is made this 19th day of January, 2007, by and between Broncucia Investment, a Colorado General Partnership, of the address of 544 Sundown Lane, Denver, Colorado, 80221, County of Adams, and State of Colorado, Grantor, and Buffalo Highlands, LLC, a Colorado Limited Liability Company, of the address of 222 Milwaukee Street, Suite 209, Denver, Colorado, 80206, of the City and County of Denver, and State of Colorado, Grantee.	Date $ 500.00 State Doc. Fee

WITNESSETH, that the Grantor, for and in consideration of the sum of Five Million Dollars ($5,000,000.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey, and confirm, unto the Grantee, its successors and assigns forever, all of the real properly, and rights therein, together with improvements thereon, if any, situated, lying and being in the County of Adams, State of Colorado, described as follows:

West  1/2 of Section 21, Township 2 South, Range 66 West of the 6th P.M., County of Adams, State of Colorado, EXCEPT that portion described in Deed recorded March 18, 1991 in Book 3759 at Page 339 also known by street and number as: Vacant Land

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anyways appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances;

TO HAVE AND TO HOLD the said premises, above bargained and described, with all appurtenances thereto, unto the Grantee, its successors and assigns forever. The Grantor, for itself, does covenant, grant, bargain and agree to and with the Grantee, its successors and assigns, that at the time of the ensealing and delivery of these presents it is well seized of the premises above conveyed, and has good, sure, perfect, absolute and indefeasible estate in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in the manner and form set forth herein. The Grantor affirms that the real estate and interest therein, herein described, are free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, encumbrances, and restrictions of whatever kind or nature whatsoever, EXCEPT general real estate taxes and assessments for calendar year 2007; and, EXCEPT general real estate taxes and assessments for all subsequent years; and, EXCEPT exceptions contained on “Schedule A” attached hereto and incorporated herein by reference; and, EXCEPT all taxes imposed or assessed against the subject real estate property for calendar year 2007 and subsequent years by reason of its inclusion in one or more special improvement districts; and, EXCEPT all zoning and use ordinances of the City of Commerce City and County of Adams and statutes of the State of Colorado.

The Grantor shall and will WARRANT AND FOREVER DEFEND the above-bargained premises in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person or persons lawfully claiming the whole or any part thereof, by, through or under the Grantor. The singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

IN WITNESS WHEREOF the Grantor has executed this deed on the date set forth above.

BRONCUCIA INVESTMENT, A COLORADO GENERAL PARTNERSHIP

BY:	/s/ Dorothy L. Broncucia	BY:	/s/ Marlene Broncucia
	Dorothy L. Broncucia, General Partner		Marlene Broncucia, General Partner

STATE OF COLORADO	)
) ss.
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this 19th day of January, 2007, by Dorothy L. Broncucia, General Partner, and Marlene Broncucia, General Partner, Broncucia Investment, a Colorado General Partnership.

Witness my hand and official seal.

My Commission Expires: 8-22-2008
/s/ Suzanne R. Killmer
Notary Public
No New Legal Description – Previously Platted	My Commission Expires 8/22/2008
Name and Address of Person Creating Newly Created Legal Description (§38-35-106.5, C.R.S.)

WHEN RECORDED PLEASE RETURN TO:

Buffalo Highlands, LLC

222 Milwaukee Street

Denver, Colorado 80206

SCHEDULE A

All taxes and assessments for the year 2007 and subsequent years, a lien, but not yet due or payable.

Any prior grants of water rights or claims or title to water, in, on or under the land.

(Note: Seller has previously assigned all water rights and wells to the Adams County Water and Sanitation District)

An Oil and Gas Lease, from Pard, Inc., as Lessors) to Koch Industries, Inc., as Lessee(s), recorded in Book 1755 at Page 70, and any and all assignments thereof or interests therein.

Reservations in Deed recorded May 5, 1876 in Book A7 at Page 230.

Right of way, if any, for Cactus Hill Ditch as disclosed in instrument recorded March 1, 1920 in Book 104 at Page 499.

An Oil and Gas Lease, from Glenn Bostwick and Elizabeth Bostwick, as Lessor(s) to JW Clayton as Lessee(s), recorded October 15, 1935 in Book 227 at Page 116, and any and all assignments thereof or interests therein.

An Oil and Gas Lease, from Champlin Petroleum Company, as Lessor(s) to Amoco Production Company, as Lessee(s) dated October 25, 1971, recorded December 22, 1971 in Book 1767 at Page 180, and any and all assignments thereof or interests therein.

An Oil and Gas Lease, from Pard, Incorporated, as Lessor(s) to Alpert C. Justice, Jr., dba J&J Production Company, as Lessee(s) dated March 27, 1980, recorded April 1, 1980 in Book 2442 at Page 773, and any and all assignments thereof or interests therein.

Notice of General Description of Area Served by Panhandle Eastern Pipe Line Company Concerning Underground Facilities recorded June 26, 1986 in Book 3162 at Page 961.

Terms, conditions, provisions, agreements and obligations contained in the Annexation Agreement, Notice of which is given by instrument recorded July 19, 1989 in Book 3583 at Page 965.

The effect of Ordinance No. AN-104-89 recorded July 19, 1989 in Book 3583 at Page 967.

The effect of Annexation Map recorded July 19, 1989 at Reception No. B892881

Terms, conditions, provisions, agreements and obligations contained in the Permanent Pipeline Easement recorded August 25, 1998 in Book 5442 at Page 33.

Notice of Oil and Gas Interests and Surface Use recorded June 11, 2001 at Reception No. C0812000.

Right of way for Second Creek.

Any assessment or lien of South Adams County Fire Protection District, as disclosed by the instrument recorded June 15, 2001 at Reception No. C0814831.

Terms, conditions, provisions, agreements and obligations contained in the Ordinance No. GID-Series of 2001, recorded June 26, 2001 at Reception No. C0819073.

Terms, conditions, provisions, agreements and obligations contained in the Amended Grant of Easement and Agreement with the Commerce City Northern Infrastructure General Improvements District, recorded December 14, 2001 at Reception No. C0900508.

Any assessment or lien of South Adams County Water and Sanitation District, as disclosed by the instrument recorded January 17, 2002 at Reception No. C0914957.

Terms, conditions, provisions, agreements and obligations specified under the Request for Notification of Surface Development by and between RME Petroleum Company and RME Land Corp., recorded May 20, 2002 at Reception No. C0971561.

Any assessment or lien of Buffalo Highlands Metropolitan District, as disclosed by the instrument recorded December 16, 2002 at Reception No. C1067665.

Terms, conditions, provisions, agreements and obligations contained in the Agreement recorded September 15, 2004 at Reception No. 20040915000903220.

Terms, conditions, provisions, agreements and obligations specified under the Agreement by and between Buffalo Highlands, LLC, a Colorado limited liability company, and the City of Commerce City recorded May 3, 2005 at Reception No. 20050503000462820.

Buffalo Highlands PUD Zone Document recorded September 2, 2005 at Reception No. 20050902000955520.

The following matters as shown on ALTA/ACSM Land Title Survey prepared by Jehn Engineering, dated January 4, 2006:

a.	Notes.
b.	Wells and Tank Site.
c.	Well Caps and Tanks.
d.	Control Box.
e.	100 Year Flood Plain.
f.	Underground Electric Markers.

The following matters and areas of concern as shown on ALTA/ACSM Land Title Survey prepared by Jehn Engineering dated December 22, 2003:

a.	Notes.
b.	Dirt Racing Track.
c.	Flag Poles and light poles.
d.	Walls.
e.	Bleachers.
f.	Fences.
g.	Sheds.
h.	100 year flood plain.
i.	Overhead utility lines.
j.	Underground fiber optic line marker.
k.	Tanks.
1.	Tower.
m.	Concrete walls, areas of concrete.
n.	Electric transformer and meter.
o.	Culverts.
p.	Multiple buildings, Quonset, block barn and 1 story frame house.

q.	Wells heads.
r.	Electrical panel.
s.	Telephone riser.
t.	Underground petroleum line marker.
u.	Concrete ruins.
v.	Electric hookup.
w.	Gas markers.

Terms, conditions, provisions, agreements and obligations specified under the Surface Agreement by and between Anadarko E & P Company LP formerly known as Union Pacific Resources Company; Anadarko Land Corp. formerly known as Union Pacific Land Resources Corporation, Kerr-McGee Rocky Mountain LLC, Buffalo Highlands, LLC and Broncucia Investment recorded April 24, 2006 at Reception No. 20060424000415030.

Terms, conditions, provisions, agreements and obligations specified under the Memorandum of Agreement by and between Anadarko Land Corp. formerly known as Union Pacific Land Resources Corporation, Buffalo Highlands, LLC and Broncucia Investment recorded April 21, 2006 at Reception No. 20060421000411630.

The effect of Amended Order Transferring Real Property from the Greater Brighton Fire Protection District to the South Adams County Fire Protection District recorded December 15, 2006 at Reception No. 2006001010799.